As filed with the Securities and Exchange Commission on February 6, 2015
Registration No. 333-201341

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Professional Diversity Network, Inc.
(Exact name of registrant as specified in its charter)
Delaware	80-0900177
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

801 W. Adams Street, Suite 600
Chicago, Illinois 60607
(312) 614-0950
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Mecklenburger
 Chief Financial Officer
801 W. Adams Street, Suite 600
Chicago, Illinois 60607
(312) 614-0950
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Stephen E. Older, Esq.
McGuireWoods LLP
1345 Avenue of the Americas, 7th Floor
New York City, New York 10105
Phone: (212) 548-2100

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (7)	Amount of registration fee (8)
Primary offering by registrant:
Common Stock, par value $0.01 per share
Preferred Stock, no par value per share
Depositary Shares (3)
Rights
Warrants (4)
Units (5)
Debt Securities (6)
Total Primary Offering			$100,000,000	$11,620 (10)
Secondary offering by selling stockholders:
Common Stock, par value $0.01 per share	6,309,845	$4.42 (9)	$27,889,515	$3,241 (10)

(1)
With respect to the primary offering, an indeterminate number of securities of each identified class is being registered as may from time to time be offered for sale at prices to be determined. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion, or exchange of other securities or that are issued in units.

(2)	In accordance with General Instruction II.D. to Form S-3, information as to each class of securities to be registered with respect to the primary offering is not specified.

(3)
Each depositary share will be issued under a deposit agreement, will represent a fractional interest in a fractional share or multiple shares of preferred stock, and will be evidenced by a depositary receipt.

(4)	The warrants covered by this registration statement may be common stock warrants or preferred stock warrants, and will be issued under a warrant agreement.

(5)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

(6)	The debt securities covered by this registration statement may be senior or subordinated, convertible or non-convertible or secured or unsecured, and will be issued under an indenture.

(7)
Omitted as to each class of securities to be registered pursuant to Rule 457(o) under the Securities Act and General Instruction II.D of Form S-3. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.

(8)	Calculated pursuant to Rule 457(o) under the Securities Act at a rate equal to $116.20 per $1,000,000 of the proposed maximum aggregate offering price.

(9)
The price is estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and was calculated based on the average of the high and low trading price per share of common stock of the registrant on the NASDAQ Capital Market on December 29, 2014.

(10)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 6, 2015
PROSPECTUS

Professional Diversity Network, Inc.

$100,000,000
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Rights
Warrants
Units
6,309,845 Shares of Common Stock Offered by Selling Stockholders
_____________________________________________

We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus, which we refer to as the “securities.” The aggregate initial offering price of the securities will not exceed $100,000,000.  This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. We will describe the specific terms of the securities that we offer, and the specific manner in which they may be offered, in one or more supplements to this prospectus at the time of each offering and sale.

In addition, the selling stockholders (as defined herein) identified in this prospectus may from time to time, offer and sell up to an aggregate of 6,309,845 shares of our common stock in one or more offerings.  Unless otherwise stated in the applicable prospectus supplement, we will not receive any of the proceeds from the sale of shares offered by the selling stockholders.

We and the selling stockholders may offer the securities on a continuous or delayed basis from time to time directly or through underwriters, dealers or agents, in one or more public or private transactions, or through any other means described in the section of this prospectus titled “Plan of Distribution.”  The securities may be offered at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement that relates to that offering.

Our common stock is listed on the Nasdaq Capital Market under the symbol “IPDN.” On February 5, 2015, the closing price of our common stock was $4.63 per share. You are urged to obtain current market quotations of our common stock.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a primary public offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates (our “public float”) in any 12-month period so long as our public float remains below $75 million. As of the date of this prospectus, our public float was approximately $21,283,911. Accordingly, based on our public float as of the date of this prospectus, we may only sell $7,094,637 worth of securities under General Instruction I.B.6 of Form S-3 in any 12-month period. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

_____________________________________________

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and in the documents we filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_____________________________________________

The date of this prospectus is                  , 2015.

ABOUT THIS PROSPECTUS	1

WHERE YOU CAN FIND MORE INFORMATION	2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3

ABOUT THE COMPANY	4

RISK FACTORS	6

USE OF PROCEEDS	6

DILUTION	6

DESCRIPTION OF OUR CAPITAL STOCK	7

DESCRIPTION OF DEBT SECURITIES	10

DESCRIPTION OF OTHER SECURITIES WE MAY OFFER	17

SELLING STOCKHOLDERS	20

PLAN OF DISTRIBUTION	22

LEGAL MATTERS	25

EXPERTS	25

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” using a “shelf” registration process. By using a shelf registration statement, we may, from time to time, sell any or all of the securities described in this prospectus in one or more offerings.  In addition, the selling stockholders named in this prospectus may from time to time sell up to 6,309,845 shares of our common stock in one or more transactions.

This prospectus provides you with a general description of the securities we may offer. Each time we or the selling stockholders offer and sell any of these securities we will provide a prospectus supplement that contains specific information about the terms of that offering. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. In this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and a prospectus supplement, then you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and each applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement of which this prospectus is a part, including exhibits to that registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC’s website at http://www.sec.gov or at the SEC’s office mentioned under the heading “Where You Can Find More Information” below. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

When used in this prospectus, the terms the “Company,” “we,” “our” and “us” refer to Professional Diversity Network, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s website found at http://www.sec.gov and at our website described below.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus and a prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

▪	Our Annual Report on Form 10-K for the year ended December 31, 2013;

▪	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

▪
Our Current Reports on Form 8-K or Form 8-K/A filed on January 3, 2014, April 18, 2014, July 14, 2014, September 15, 2014, September 26, 2014, November 14, 2014, December 10, 2014, December 30, 2014 and January 5, 2015;

▪	Our definitive Proxy Statement on Schedule 14A filed on October 7, 2014; and

▪
The description of our common stock set forth under the heading “Description of Registrant’s Securities to be Registered” in our Registration Statement on Form 8-A, filed on March 1, 2013, or any other amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (“Exchange Act”) after the date of this prospectus and any accompanying prospectus supplement and prior to the termination of the offering shall also be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are deemed to have been furnished and not filed in accordance with the SEC’s rules.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents that have not been specifically incorporated by reference into this prospectus. You may obtain documents incorporated by reference in this prospectus on our website at www.prodivnet.com or by requesting them in writing or by telephone from us at the following address and telephone number:

Professional Diversity Network, Inc.
801 W. Adams Street, Suite 600
Chicago, Illinois 60607
 (312) 614-0950

The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus and, if applicable, any prospectus supplement, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” and similar expressions. Forward-looking statements are not guarantees of future results or performance and by their nature involve certain risks and uncertainties that are based on management’s beliefs and assumptions and on the information available to management at the time that these disclosures were prepared. Actual outcomes and results may differ materially from those expressed in, or implied by, any forward-looking statements. Examples of forward-looking statements include estimates with respect to our financial condition, expected or anticipated income, results of operations and business that are subject to various factors, risks and uncertainties, which could cause actual results to differ materially from these estimates, including, without limitation, the following:

▪
failure to realize synergies and other financial benefits from mergers and acquisitions within the expected time frame, including increases in expected costs or difficulties related to integration of merger and acquisition partners;

▪
inability to identify and successfully negotiate and complete additional combinations with potential merger or acquisition partners or to successfully integrate such businesses, including our ability to realize the benefits and cost savings from and limit any unexpected liabilities acquired as a result of any such business combination;

▪	our historical dependence on two customers, LinkedIn, which ceased being a customer as of March 29, 2014, and Apollo Group, which ceased being a customer as of October 9, 2014;

▪	our operating loss in 2013;

▪	our limited operating history in a new and unproven market;

▪	increasing competition in the market for online professional networks;

▪	our ability to comply with increasing governmental regulation and other legal obligations related to privacy;

▪	our ability to adapt to changing technologies and social trends and preferences;

▪	our ability to attract and retain a sales and marketing team, management and other key personnel and the ability of that team to execute on the company’s business strategies and plans;

▪	our ability to obtain and maintain intellectual property protection for our intellectual property;

▪	any future litigation regarding our business, including intellectual property claims;

▪	general and economic business conditions; and

▪	legal and regulatory developments.

Additional factors, risks and uncertainties that may affect our results are discussed in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013, and in our subsequent filings with the SEC. You should consider these factors, risks and uncertainties when evaluating any forward-looking statements and you should not place undue reliance on any forward-looking statement. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

ABOUT THE COMPANY

The Company is both the operator of the Professional Diversity Network (the “PDN Network,” “PDN” or the “Professional Diversity Network”) and a holding company for NAPW, Inc., a wholly-owned subsidiary of the Company and the operator of the National Association of Professional Women (the “NAPW Network” or “NAPW”). The NAPW Network became part of the Company on September 24, 2014 upon the closing of the Company’s merger transaction with NAPW Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), NAPW, Inc., a New York corporation (“Old NAPW”), and Matthew B. Proman, the sole shareholder of Old NAPW (“Proman”), pursuant to an Agreement and Plan of Merger, dated as of July 11, 2014 (the “Merger Agreement”). In accordance with the terms of the Merger Agreement, on the closing date of the transaction, Old NAPW merged with and into Merger Sub (the “Merger”). As a result of the Merger, the separate corporate existence of Old NAPW ceased and Merger Sub continues as the surviving corporation, a wholly-owned subsidiary of the Company and was renamed “NAPW, Inc.”

 The NAPW Network.  The NAPW Network is a for-profit membership organization for professional women that the Company believes, with approximately 600,000 members, is the most prominent women-only professional networking organization in the United States. Members of the NAPW Network enjoy a wealth of resources dedicated to developing their professional networks, furthering their education and skills and promoting their businesses and career accomplishments. We provide NAPW Network members with opportunities to network and develop valuable business relationships with other professionals through NAPW’s website, as well as at events hosted at hundreds of local chapters across the United States. Through the NAPW Network website, members are able to create, manage and share their professional identity online, build and engage with their professional network and promote themselves and their businesses. In addition to online networking, NAPW Network members can participate in a number of local events held across the United States, including monthly chapter meetings, business expos, charitable events and other events developed specifically to facilitate face-to-face networking with other professional women. NAPW has historically sponsored, and the Company expects to continue to sponsor, a National Networking Conference that provides participants the opportunity to network with other members, hear presentations from keynote speakers and participate in break-out sessions.

 NAPW Network members can also promote their career achievements and their businesses through placement on the NAPW Network website’s home page, in proprietary press releases, in the online Member Marketplace and in monthly newsletter publications. In addition to networking and promotional opportunities, NAPW Network members are also provided with the ability to further develop their skills and expand their knowledge base through monthly newsletters, online and in-person seminars, webinars and certification courses.  NAPW Network Members are also provided exclusive discounts on third-party products and services through partnerships with valuable brands that include Lenovo personal computers and GEICO insurance.

 The PDN Network.  The PDN Network operated by the Company consists of online professional networking communities dedicated to serving diverse professionals in the United States and employers seeking to hire diverse talent. Our networking communities harness our relationship recruitment methodology to facilitate and empower professional networking within common affinities. We believe that those within a common affinity often are more aggressive in helping others within their affinity progress professionally. The Company operates these relationship recruitment affinity groups within the following sectors: Women, Hispanic-Americans, African-Americans, Asian-Americans, Disabled, Military Professionals, Lesbians, Gay, Bisexual and Transgender (LGBT), and Student and Graduates seeking to transition from education to career. Our online platform provides employers a means to identify and acquire diverse talent and assist them with their efforts to comply with the Equal Employment Opportunity-Office of Federal Contract Compliance Program (“OFCCP”).

As of September 30, 2014, the Company had approximately 3,211,000 PDN Network registered users. We expect that continued membership growth of the PDN Network will enable us to further develop our menu of online professional diversity networking and career placement solutions. Additionally, the Company has established systems to distribute jobs in an OFCCP compliant manner to career agencies, including those of state and local governments.

We currently provide registered PDN Network users with access to our websites at no cost, a strategy which we believe will allow us to continue to grow our membership base and promote high levels of member engagement for the mutual benefit of members and employers.

The Company continues to expand its relationships with key strategic alliances that we believe are valuable to our core clients. The Company currently maintains relationships with the following key strategic allies: the National Black MBA Association, National Urban League, the National Association for the Advancement of Colored People, VetJobs, DisabledPersons.com, a leading not-for-profit organization serving employment needs of people with disabilities, National Able Veterans Exchange, Leave No Veteran Behind, ALPFA, an organization dedicated to building Latino business leaders, Latino(a)s in Tech Innovation & Social Media, Illinois Hispanic Nursing Association, Women in Biology, Black Sales Journal, Ebony Magazine and numerous others. New marquis partnerships have been entered into with the National Association of African Americans in Human Resources, The Grio and the National Association of Women MBAs. The Company considers its partner alliances to be a key value to its clients because it enables the Company to expand its job distribution and outreach efforts.

Complimentary and Mutually Beneficial Combination of the NAPW Network and the PDN Network

The PDN Network provides NAPW Network members with direct access to employers seeking to hire professional women at a high level of connectivity and efficiency. The Merger has enabled the Company to match members with our employment partners, and then converse with the member to confirm such member’s desire to take the position we matched them to, confirm such member is qualified for the position and directly notify the employer about a member that we have qualified and confirmed has competed an application within the employer’s recruitment system. The PDN Network’s Diversity Source and Qualify (“DSQ”) product delivers enhanced membership value to those members seeking to reenter the workforce or to upgrade their professional employment condition. This benefit comes at no additional cost to members, reinforcing the membership value proposition and creating long-term value. In additional to DSQ, Professional Diversity Network provides alternative values to members who are employed or are seeking employment, including, but not limited to, our resume optimizing services, our semantic search job alerts and a new professional networking platform based upon PDN’s award winning core networking technology.

For those members who are self-employed, the PDN Network is launching a “NAPW Certified Women-Owned Business” program that will include an online marketplace for companies to source services from an NAPW Certified Women-Owned Business.

In the next few years, NAPW expects to host networking events in major markets around the nation, which will leverage the existing PDN events platform. Because the PDN networking career events are already being conducted, we have the ability to add an additional event for NAPW at the same venue, one hour after the PDN event ends, at a substantially lower cost than hosting a stand-alone NAPW event. Employers who sponsor the PDN career networking events will have the opportunity to participate in the NAPW event and meet with members to discuss employment opportunities in what we believe is an inviting and upscale networking environment. We believe that providing the opportunity for NAPW members to meet, outside of the monthly local chapter events and the single national event NAPW hosts, will add additional value to all NAPW members. That is, instead of attending one national event in New York, as was the case in 2014, in future years, NAPW Network members will be able to attend any or all of our PDN Network events, at no additional cost, and non-members may attend, subject to certain restrictions, by paying certain fees to NAPW.

Collectively, these PDN products and services are being deployed to provide enhanced value to the NAPW membership experience, which we believe will be an important component in increasing both the number of new memberships and renewals of existing memberships.

In a similar manner, NAPW provides PDN with an enhanced value proposition to our corporate recruitment business partners by providing a unique talent source of engaged and professional women. The same DSQ service that creates value for members by matching them with employers in a high touch manner provides employers with a very desirable candidate in an efficient, resourced and qualified manner. Furthermore, by adding NAPW events after PDN Career Networking Conferences, PDN will have opportunities to market upgrades to the exhibiters who recruit at the PDN events that will allow such exhibiters to participate in the NAPW membership networking event and meet members who may be potential employees for their companies. Exhibiters will be able to receive more exposure to more candidates because of the fact that the NAPW Networking Event will be held after PDN’s Career Networking Conference.

Acquisition of Noble Voice

On November 26, 2014, the Company acquired the assets of Global Outreach Ventures, Inc. (“Global Outreach”), a career consultation company. The principal assets of Global Outreach consisted of its two subsidiaries, Noble Voice LLC and Compliant Lead LLC, which together employ approximately 300 full and part-time employees located in Detroit, Michigan and Darien, Illinois. In connection with the acquisition, Noble Voice LLC and Compliant Lead LLC became wholly-owned subsidiaries of the Company, and the Company issued 300,000 shares to the owners of Global Outreach and assumed a promissory note in the amount of approximately $1,000,000, but subject to modification based upon collected accounts receivable and assumed accounts payable included among these assets. Noble Voice LLC is also party to litigation captioned as Expand, Inc. v. Noble Voice LLC et al., CASE NO.: 2014-CA-9366 A (Orange County, FL Circuit Court). On or about September 10, 2014, Expand, Inc., d/b/a SoftRock, Inc. (“SoftRock”) filed a complaint against Noble Voice LLC and certain other defendants alleging the existence of a purported conspiracy by Noble Voice and the other defendants to breach  the  individual  defendants'  Non-Compete  Agreements and separate Confidentiality Agreements, misappropriation of trade secrets by some but not all defendants, tortious interference and seeking injunctive relief. Subsequent to the Company’s acquisition of Noble Voice LLC, on February 5, 2015, SoftRock filed its Third Amended Complaint, naming the Company as a defendant. While the court has not ruled upon the permissibility of SoftRock’s amendment, the Company views the amendment as a housekeeping matter without a material effect on the case. The parties are currently awaiting the court’s scheduling of a pretrial conference. While the outcome of this lawsuit is uncertain, the Company believes the claims asserted are without merit and intends to vigorously defend against the claims asserted.

Corporate Information

The Company was originally formed as IH Acquisition, LLC under the laws of the State of Illinois on October 30, 2003.  On February 4, 2004, the Company changed its name to iHispano.com LLC.  In 2007, the Company changed its business platform and implemented technology to operate its business as the operator of communities of professional networking sites for diverse professionals.  On March 15, 2012, the Company changed its name to Professional Diversity Network, LLC.  On March 5, 2013, the Company reorganized its business, converting from an LLC into a Delaware corporation in conjunction with its initial public offering of common stock.

The Company’s principal executive offices are located at 801 W. Adams Street, Suite 600, Chicago, Illinois, 60607 and its telephone number is (312) 614-0950.  The Company’s website address is www.prodivnet.com.  The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any prospectus supplement.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q, and other SEC filings filed after such annual report, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein or therein. Additional risks and uncertainties not known to us at this time or that we currently deem immaterial may also materially and adversely affect our business operations and prospects.

USE OF PROCEEDS

Except as otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered under this prospectus for general corporate purposes. These purposes may include:

▪	working capital;

▪	repaying, reducing or refinancing indebtedness;

▪	financing acquisitions of other companies that we believe will add to and/or expand our service offerings;

▪	repurchasing or redeeming our securities;

▪	investments; and

▪	capital expenditures.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we may use the net proceeds of an offering to reduce our short-term indebtedness or for temporary investments, or we may hold the net proceeds in deposit accounts we maintain at one or more depository institutions.

Unless otherwise stated in the applicable prospectus supplement, we will not receive any of the proceeds from the sale of the shares offered by the selling stockholders.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus, if required at that time:

▪	the net tangible book value per share of our equity securities before and after the offering;

▪	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

▪	the amount of immediate dilution from the public offering price which will be absorbed by such purchases.

DESCRIPTION OF OUR CAPITAL STOCK

The following summary is a description of the material terms of our capital stock. This summary is not meant to be complete and is qualified by reference to the applicable provisions of the Delaware General Corporation Law (“DGCL”) and our certificate of incorporation and bylaws, each as amended. You are urged to read those documents carefully. Copies of our certificate of incorporation and bylaws are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”

Authorized Capitalization

Our authorized capital stock consists of 25,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of February 6, 2015, 12,928,072 shares of our common stock are issued and outstanding, including 1,198,870 shares of restricted stock issued pursuant to the Merger.  As of February 6, 2015, no shares of preferred stock are issued and outstanding.

Common Stock

General. We may issue and offer shares of our common stock. Shares of common stock that we may issue will be validly issued, fully paid and non-assessable.

Voting Rights. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividend Rights. The holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared out of legally available funds at the times and the amounts as our board of directors may from time to time determine.

No Preemptive or Similar Rights. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and liquidation preferences of preferred stock, if any.

Other Matters. Holders of our common stock have no preemptive or conversion rights and they are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our common stock.

Transfer Agent and Registrar. Continental Stock Transfer  & Trust Company is the transfer agent and registrar for our common stock.

Listing. Our common stock is listed on the Nasdaq Capital Market under the symbol “IPDN.”

Preferred Stock

General. We may offer shares of any series of preferred stock that our board of directors, without first obtaining approval of our stockholders, may designate and issue in the future.  Under our certificate of incorporation, our board of directors has the authority to classify the unissued shares of preferred stock into one or more series of preferred stock and, with respect to each such series, to fix the designation, powers, preferences, relative rights, qualifications and restrictions of each such series. In particular, our board of directors has authority with respect to each series of preferred stock to determine the number of shares constituting such series and the distinctive designation of such series, dividend rate and relative rights of priority of payment of dividends, voting rights, conversion rights, terms of redemption, terms and amount of any sinking fund, rights upon liquidation, dissolution or winding up, and relative rights of priority of payment and any other relative rights, preferences and limitations of the shares of such series.

Our board of directors may from time to time increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of such series then outstanding, by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof and restoring such unissued shares to the status which they had prior to the adoption of  the resolution originally fixing the number of shares of such series.  Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by our stockholders.

Preferred Stock Offered Hereby. If we offer preferred stock pursuant to this prospectus, the applicable prospectus supplement will describe the terms of such preferred stock, including the following, where applicable:

▪	the distinctive designation of the series and the number of shares that constitute the series;

▪	the purchase price;

▪
the dividend rate, if any, of the series, the conditions and dates upon which any dividends shall be payable, the relation which the dividends payable on the series shall bear to the dividends payable on any other class or classes of stock or any other series of preferred stock, and whether the dividends shall be cumulative, non-cumulative or partially cumulative;

▪
whether the shares of the series will be subject to redemption by us and whether such redemption is at our option, the holders of the shares of the series or any other person and, if made subject to redemption, the times, prices and other terms and conditions of the redemption;

▪
the rights of the holders of the shares of the series upon dissolution of, or upon the distribution of assets of the Company, and the amount payable on the shares of the series in the event of voluntary or involuntary liquidation of the Company;

▪	the relative ranking and preferences of the preferred stock of the series as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

▪	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

▪
whether or not the shares of the series shall be convertible into or exchangeable for shares of any other classes or of any other series of any class or classes of our stock and, if provision is made for such conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of the conversion or exchange;

▪	the extent of any preemptive rights to which the holders of the shares of the series will be entitled;

▪	the extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise;

▪	whether the preferred stock of the series will be listed on a national securities exchange or quoted on an automated quotation system;

▪	federal income tax considerations; and

▪	the other material terms, rights and privileges, and any qualifications, limitations or restrictions of the rights or privileges of the series.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to our certificate of incorporation and the certificate of designations relating to the particular series of preferred stock, which will be filed with the SEC.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Certain Provisions of Law

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	authorize our board of directors to issue, without further action by the stockholders, up to 1,000,000 shares of undesignated preferred stock;

•
establish an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our board of directors, and also specify requirements as to the form and content of a stockholder’s notice;

•
provide that our directors may be removed only for cause and only by the affirmative vote of at least a 66.67% of the total voting power of our outstanding capital stock entitled to vote generally in the election of directors; and

•
do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock voting in any election of directors to elect all of the directors standing for election, if they should so choose).

Section 203 of the General Corporation Law of the State of Delaware

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

 Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

            In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by that entity or person.

Registration Rights

As of February 6, 2015, holders of 6,309,845 shares of our common stock are entitled to the following rights with respect to the registration of shares for public resale under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration rights and lock-up agreement (the “Registration Rights Agreement”), dated as of September 24, 2014, by and among the Company and the selling stockholders, entered into in connection with the Merger.  The Registration Rights Agreement requires the Company, not later than nine months following the closing date of the Merger, to file a shelf registration statement on Form S-3 with the SEC with respect to the shares issued to the selling stockholders in the Merger.  The Company is further required to use its best efforts to have such registration statement declared effective not later than 12 months following the closing date of the Merger and kept effective until the earlier of three years thereafter or when each of the parties to the Registration Rights Agreement (other than the Company) can sell all of his or her shares without the need for current public information or other restriction pursuant to Rule 144 under the Securities Act.  Under the terms of the Registration Rights Agreement, each selling stockholder agrees not, without the consent of the Company, to offer to sell, sell or otherwise dispose of, or encumber, any shares of the Company’s common stock received by such person in connection with the Merger during the 12 months following the closing date of the Merger, except under certain circumstances.

Under the Registration Rights Agreement, the Company will bear all SEC registration and filing fees, printing and mailing expenses, fees and disbursements of counsel and accountants for the Company and all expenses related to listing the shares on the NASDAQ Capital Market, while the selling stockholders will bear all fees and disbursements of counsel for all underwriters, brokers and dealers engaged in connection with the distribution of such shares, and any discounts, commissions and fees of such underwriters, brokers and dealers, FINRA filing fees and expenses, legal fees and disbursements and other expenses of complying with state securities or blue sky laws and the fees and disbursements of counsel for the selling stockholders. The Registration Rights Agreement also places indemnity obligations on each of the Company, to indemnify the selling stockholders under certain circumstances, and the selling stockholders, to indemnify the Company under certain circumstances.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities we may offer under this prospectus and one or more prospectus supplements. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

 We may issue “senior” or “subordinated” debt securities.  “Senior securities” will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated.  “Subordinated securities” will be subordinated in right of payment to senior subordinated securities.

 We need not issue all debt securities of one series at the same time. Unless we provide otherwise, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

 We will issue the senior debt securities under a senior indenture, which we will enter into with the trustee to be named in the senior indenture, and we will issue the subordinated debt securities under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We use the term “indenture” or “indentures” to refer to both the senior indenture and the subordinated indenture. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”), and we may supplement the indenture from time to time. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series. We have filed a form of indenture as an exhibit to this registration statement, of which this prospectus forms a part. The terms of the senior indenture and subordinated indenture will be substantially similar, except that the subordinated indenture will include provisions pertaining to the subordination of the subordinated debt securities to the senior debt securities and any other of our senior securities. The following statements relating to the debt securities and the indenture are summaries only, are subject to change and are qualified in their entirety to the detailed provisions of the indenture, any supplemental indenture and the discussion contained in any prospectus supplements.

General

   The debt securities will be our direct obligations. We may issue debt securities from time to time and in one or more series as our board of directors may establish by resolution or as we may establish in one or more supplemental indentures. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series. We may issue debt securities with terms different from those of debt securities that we previously issued.

   We may issue debt securities from time to time and in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, relating to any series of debt securities being offered, the initial offering price and the following terms of the debt securities:

•	the form and title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will issue the debt securities;

•	the series designation and whether they are senior securities or subordinated securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate amount of the series of debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place where principal and interest will be payable and where the debt securities can be surrendered for transfer or exchange;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•
the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium, and interest on the debt securities will be made;

•	any provisions relating to any securities provided for the debt securities;

•
any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•
the manner in which the amounts of payment of principal of, and interest and any additional amounts on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any applicability of the defeasance provisions described in this prospectus or any prospectus supplement;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•
any provisions relating to conversion of the debt securities, including the securities into which the debt securities are convertible, the conversion price, the conversion period, whether the conversion will be mandatory, at the option of the holders or at our option, events requiring an adjustment to the conversion price and provisions affecting conversion if the debt securities are redeemed;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series.

We may issue debt securities that are exchangeable for or convertible into shares of our common stock or other securities or property. The terms, if any, on which the debt securities may be exchanged for or converted into shares of our common stock or other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities or property to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and interest and any additional amounts on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and any covenants applicable to the debt securities being offered.

Payments and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and interest and any additional amounts on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check, which we will mail to the holder, or by wire transfer to certain holders.

Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.

Form, Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, New York, New York, known as DTC, as depository, or a nominee of the depository (as a “book-entry debt security”), or a certificate issued in definitive registered form (as a “certificated debt security”), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee's office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, and interest and any additional amounts on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder, or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depository for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants.

Except as described in this prospectus or any applicable prospectus supplement, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the depository for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We understand, however, that under existing industry practice, the depository will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depository with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and interest and any additional amounts on, book-entry debt securities to the depository or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depository shall instruct the trustee. We expect that such instructions will be based upon directions received by the depository from participants with respect to ownership of book-entry debt securities relating to such global debt security.

Covenants

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Merger, Consolidation, and Sale of Assets

Unless we provide otherwise in the applicable prospectus supplement, we may not merge with or into or consolidate with, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”), unless

•
either (a) we are the surviving entity or (b) the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•
immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture.

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default Under the Indenture

Unless we provide otherwise in the applicable prospectus supplement, an “event of default” will mean, with respect to any series of debt securities, any of the following:

•
default in the payment of any interest upon any debt security of that series when it becomes due and payable and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent before the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series when due and payable either at maturity, redemption or otherwise;

•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series) or in the debt security, which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•
we, pursuant to or within the meaning of any applicable bankruptcy law, commence a voluntary case, consent to the entry of an order for relief against us in an involuntary case, consent to the appointment of a custodian for all or substantially all of our property, make a general assignment for the benefit of our creditors or admit in writing our inability generally to pay our debts as they become due; or, similarly, a court enters an order or decree under any applicable bankruptcy law that provides for relief against us in an involuntary case, appoints a custodian for all or substantially all of our properties or orders our liquidation (and the order remains in effect for 90 days); and

•
any other event of default provided with respect to debt securities of that series that is included in any supplemental indenture or is described in the applicable prospectus supplement accompanying this prospectus.

Unless we provide otherwise in the applicable prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency or reorganization), then the trustee or the holders of a majority in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities.

At any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if all existing events of default with respect to that series have been cured or waived except nonpayment of principal (or such lesser amount) or interest that has become due solely because of the acceleration.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default involving the following:

•	our failure to pay the principal of or interest on any debt security; or

•	a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.

 The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to a responsible officer of the trustee unless the default has been cured or waived. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Unless we provide otherwise in the applicable prospectus supplement, the indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holder of any such outstanding debt securities unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may, however, refuse to follow any direction that conflicts with the indenture or any law or that the trustee determines in good faith would involve the trustee in personal liability.

Unless we provide otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•
the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee;

•	the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request; and

•	the trustee has failed to institute the proceeding within 60 days of receiving such notice, request and offer of indemnity.

Notwithstanding the foregoing, except as provided in the subordination provisions, if any, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification of Indenture and Waiver

Except as specified below, modifications and amendments to the indenture require the approval of not less than a majority in principal amount of our outstanding debt securities.

Changes Requiring the Unanimous Approval

 We and the trustee may not make any modification or amendment to the indenture without the consent of the holder of each affected debt security then outstanding if that amendment will have any of the following results:

•	reduce the amount of debt securities whose consent is needed to modify or amend an indenture, to waive compliance with certain provisions of an indenture or to waive certain defaults;

•	reduce the rate of or extend the time for payment of interest, including default interest, on any debt security;

•
reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal and interest on any debt security, except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration;

•	make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and interest and any additional amount on, those debt securities, the right of holders to institute suit for the enforcement of any payment or the right of holders to waive past defaults; or

•	waive a redemption payment with respect to any debt security.

Changes Not Requiring Approval of Debt Holders

We and the trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form;

•
to add, change or eliminate any provisions of the indenture, provided that any addition, change or elimination (a) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any debt security with respect to such provision, or (b) shall become effective only when there are no outstanding debt securities;

•	to establish additional series of debt securities;

•	to cure any ambiguity, defect or inconsistency in the indenture;

•	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to qualify the indenture under the Trust Indenture Act;

•	to provide for uncertificated securities in addition to certificated securities;

•
to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series; and

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any series of the debt securities may be listed or traded.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

Unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series; to replace stolen, lost or mutilated debt securities of the series; and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

Unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in the applicable prospectus supplement or supplemental indenture.

The conditions include, among others, the following:

•
depositing with the trustee, in trust, money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•
direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

•
obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF OTHER SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our depositary shares, rights, warrants and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

Depositary Shares

In this section, we describe the general terms and provisions of the depositary shares that we may offer. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may offer depositary shares representing receipts for fractional interests in preferred stock in the form of depositary shares. The preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States, which we refer to in this prospectus as the “depositary.” We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to the applicable fraction of a share of preferred stock represented by the depositary share, and a fractional share of all of the rights and preferences of the preferred stock represented by the depositary share, including any dividend, voting, redemption, conversion and liquidation rights. Each depositary share would be represented by a depositary receipt.

If you purchase fractional interests in the preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

If necessary, the prospectus supplement will provide a description of U.S. federal income tax, accounting and other special considerations, procedures and limitations relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of the applicable deposit agreement if we offer depositary shares, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable deposit agreement, the applicable prospectus supplement and any other offering material in their entirety.

Rights

In this section, we describe the general terms and provisions of the rights to purchase our common stock, preferred stock, debt securities or other securities that we may offer to our stockholders. The applicable prospectus supplement will describe the specific terms of the rights offered through that prospectus supplement and any general terms outlined in this section that will not apply to those rights.

We may issue rights independently, or together with any other offered security, and the rights may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the stockholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, the extent to which the rights are transferable and any applicable U.S. federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described herein will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable rights agent agreement, the applicable prospectus supplement and any other offering material in their entirety.

Warrants

In this section, we describe the general terms and provisions of the warrants that we may offer. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants from time to time in one or more series for the purchase of our common stock or preferred stock or any combination of those securities. Warrants may be issued independently or together with any shares of common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the applicable prospectus supplement. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

 Terms. If we offer warrants, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

▪	the title of the warrants;

▪	the total number and offering price of warrants;

▪	the number of shares of common stock or preferred stock purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise;

▪	the designation and terms of preferred stock with which the warrants are issued and the number of warrants issued with each share of preferred stock;

▪	the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

▪	the date on which the right to exercise the warrants will commence and the date on which this right will expire;

▪	the minimum or maximum amount of the warrants which may be exercised at any one time;

▪	the terms of any rights to redeem or call the warrants;

▪	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

▪	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

▪	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock or shares of preferred stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants. Each warrant will entitle the holder to purchase a number of shares of common stock or shares of preferred stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of common stock or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or shares of preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

Units

In this section, we describe the general terms and provisions of the units that we may offer. The applicable prospectus supplement will describe the specific terms of the units offered through that prospectus supplement and any general terms outlined in this section that will not apply to those units.

We may issue units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; the offering price of the units; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; whether the units will be issued in fully registered or global form; and a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the units.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement and unit certificate, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement and unit certificate if we offer units, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable unit certificate and the applicable prospectus supplement and any other offering material in their entirety.

SELLING STOCKHOLDERS

We are registering the resale from time to time by the selling stockholders of up to 6,309,845 shares of our common stock in one or more offerings.

 The following table sets forth the number of shares of our common stock being offered by the selling stockholders. The selling stockholders are not making any representation that any shares of our common stock currently held by the selling stockholders will be offered for sale. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of any shares of our common stock currently held by the selling stockholders. The following table assumes that all of the shares of our common stock currently held by the selling stockholders being registered pursuant to this prospectus will be sold and that no acquisitions by the selling stockholders of additional shares of common stock will take place.

The selling stockholders of up to 6,309,845 shares of our common stock are: Proman, Star Jones and Christopher Wesser (collectively referred to as the “selling stockholders”). The selling stockholders acquired the shares of common stock owned by them in connection with the Merger described above under the heading “About the Company.” At the effective time of the Merger, all shares of Old NAPW common stock issued and outstanding immediately prior to the effective time of the Merger were converted into and became the right to receive 5,110,975 shares of our common stock, which were issued to Proman as sole shareholder of Old NAPW. In addition, pursuant to separate subscription agreements, 959,096 shares of our common stock were issued to Star Jones, then Old NAPW’s President and National Spokeswoman, and 239,774 shares were issued to Christopher Wesser, then Old NAPW’s General Counsel. The issuance of the shares of the common stock in connection with the Merger to the selling stockholders was exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. Proman is now a member of our board of directors and our Executive Vice President and Chief Operating Officer, Ms. Jones is now a member of our board of directors and our President and Mr. Wesser is now our Executive Vice President and General Counsel.

As discussed under the heading “Description of Our Capital Stock – Registration Rights,” on September 24, 2014, in connection with closing of the Merger, the Company entered into the Registration Rights Agreement with the selling stockholders. The Registration Rights Agreement requires the Company, not later than nine months following the closing date of the Merger, to file a shelf registration statement on Form S-3 with the SEC with respect to the shares issued to the Selling Stockholders in the Merger.  The Company is further required to use its best efforts to have such registration statement declared effective not later than 12 months following the closing date of the Merger and kept effective until the earlier of three years thereafter or when each of the parties to the Registration Rights Agreement (other than the Company) can sell all of his or her shares without the need for current public information or other restriction pursuant to Rule 144 under the Securities Act.  Under the terms of the Registration Rights Agreement, each Selling Stockholder agrees not, without the consent of the Company, to offer to sell, sell or otherwise dispose of, or encumber any shares of the Company’s common stock received by such person in connection with the Merger during the 12 months following the closing date of the Merger, except under certain circumstances.

Under the Registration Rights Agreement, the Company will bear all SEC registration and filing fees, printing and mailing expenses, fees and disbursements of counsel and accountants for the Company and all expenses related to listing the shares on the NASDAQ Capital Market, while the Selling Stockholders will bear all fees and disbursements of counsel for all underwriters, brokers and dealers engaged in connection with the distribution of such shares, and any discounts, commissions and fees of such underwriters, brokers and dealers, FINRA filing fees and expenses, legal fees and disbursements and other expenses of complying with state securities or blue sky laws and the fees and disbursements of counsel for the Selling Stockholders. The Registration Rights Agreement also places indemnity obligations on each of the Company, to indemnify the Selling Stockholders under certain circumstances, and the Selling Stockholders, to indemnify the Company under certain circumstances.

In connection with the Merger, Ms. Jones and Mr. Wesser also each entered into restricted stock agreements with the Company with respect to the shares of company stock held by them. Each such restricted stock agreement provides that Ms. Jones or Mr. Wesser, as applicable, may become vested in their shares of common stock according to the following schedule, contingent upon their continued employment with the Company (or a subsidiary) from the grant date through the following vesting dates: (i) 33⅓% of the shares will vest on September 24, 2015; (ii) 33⅓% of the shares of the shares will vest on September 24, 2016; and (iii) 33⅓% of the shares will vest on September 24, 2017. Each restricted stock agreement also provides that any unvested shares will become fully vested upon the occurrence of a termination for cause, resignation for good reason, death or disability.  Any unvested shares subject to restrictions will also become fully vested upon the occurrence of a “Change in Control” (as such term is defined by the restricted stock agreement). In the event that Ms. Jones or Mr. Wesser is terminated for cause or he or she resigns without good reason, then all unvested shares of stock still subject to restrictions will be forfeited.

The following table sets forth certain information as of February 6, 2015 regarding the beneficial ownership of our common stock by the selling stockholders named in the table below, who may offer, in the aggregate, up to 6,309,845 shares of our common stock. We do not know if, when or in what amounts the selling stockholders may offer their shares for sale. The selling stockholders may sell some, all or none of the shares held by them. Because the number of shares the selling stockholders may offer and sell is not presently known, we cannot estimate the number of shares that will continue to be held by the selling stockholders. This table, however, presents the maximum number of share of common stock that the selling stockholders may offer pursuant to this prospectus and the number of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock held by each selling stockholder, assuming no acquisitions of additional shares of common stock take place.

Beneficial ownership is determined in accordance with Rule 13d-3(d) of the Exchange Act and includes voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of our common stock beneficially owned by them. The shares of common stock held by the selling stockholders are included as part of this registration statement under the terms of the Registration Rights Agreement.

Name of Selling Stockholder	Beneficial Ownership Prior to the Offering			Beneficial Ownership Following the Offering
	Number of Shares	Percentage of Outstanding Common Stock (1)	Number of Shares Being Offered	Number of Shares	Percentage of Outstanding Common Stock (1)
Matthew B. Proman	5,242,225 (2)	40.1%	5,242,225	0	0%

Star Jones	959,096	7.4%	959,096	0	0%

Christopher Wesser	239,774	1.9%	239,774	0	0%

(1) Applicable percentage ownership is based on 12,928,072 shares of common stock outstanding as of February 6, 2015, together with securities exercisable or convertible into shares of common stock within 60 days of such date.

(2) Includes 131,250 shares that may be acquired upon the exercise of warrants that are currently exercisable, as to which Mr. Proman would have sole voting and investment power upon acquisition.

PLAN OF DISTRIBUTION

General

We and the selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

▪	directly to one or more purchasers;

▪	through one or more agents;

▪	to or through underwriters, brokers or dealers;

▪
through a block trade, in which a broker or dealer engaged to handle the block trade will attempt to sell the securities as an agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

▪	through a combination of any of these methods.

The offer and sale of the securities described in this prospectus by us, the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including public offerings or privately negotiated transactions, either:

▪	at a fixed price or prices, which may be changed;

▪	at market prices prevailing at the time of sale;

▪	at prices related to the prevailing market prices; or

▪	at negotiated prices.

We will set forth in a prospectus supplement with respect to each offering of securities by us or the selling stockholders, the particular terms of that offering, including:

▪	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

▪	the offering or purchase price of the offered securities and the net proceeds we will receive from the sale;

▪	any over-allotment options under which underwriters may purchase additional securities from us;

▪	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

▪	any delayed delivery arrangements;

▪	any discounts or concessions allowed or reallowed or paid to dealers; and

▪	any securities exchange or markets on which the offered securities may be listed.

Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any profits realized by them on resale of the securities and the compensation received by them from us may be treated as underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities under the Securities Act and Rule 10b-5 under the Exchange Act. We will make copies of this prospectus and the applicable prospectus supplement available to selling underwriters, dealers or agents for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Underwriters

If underwriters are used to sell the offered securities, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We and the selling stockholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement.

 Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and/or the selling stockholders will enter into with the underwriters at the time of the sale to them. In a firm commitment underwriting, the underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities. The underwriters may change from time to time any initial offering price and any discounts or concessions that the underwriters allow, reallow or pay to dealers.

Dealers
We and the selling stockholders may sell the offered securities to dealers as principals. We and the selling stockholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us and/or the selling stockholders at the time of resale. Dealers engaged by us and/or the selling stockholders may allow other dealers to participate in resales.

Agents
We and the selling stockholders may designate agents to sell the offered securities. If an agreement is reached with an agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the agent will try to sell such securities on the agreed terms. Unless otherwise specified in the prospectus supplement for any particular offering of securities, each agent will agree to use its best efforts to solicit purchases of the offered securities for the period of its appointment or to sell the offered securities on a continuous basis.

An agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an “at the market” offering, as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the Nasdaq Capital Market, on any other existing trading market for our securities, or sales made to or through a market maker other than on an exchange. An agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

We and the selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities.

Direct Sales

We and the selling stockholders may sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We and the selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. These institutions may include, without limitation, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement, which will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Indemnification

We and the selling stockholders may make agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute payments that the underwriters, dealers or agents may be required to make as a result of those civil liabilities.

Additionally, under the Registration Rights Agreement, we are obligated to indemnify the selling stockholders for any claims, actions, demands, losses, damages, liabilities, costs and expenses caused by any untrue statement or alleged untrue statement of any material fact contained in this registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except that we will not liable for any untrue statement, alleged untrue statement or alleged omission made by us in conformity with information provided to us by the selling stockholders. Likewise, under the Registration Rights Agreement, the selling stockholders are obligated to indemnify us against any claims, actions, demands, losses, damages, liabilities, costs and expenses caused by any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent that such untrue statement, alleged untrue statement or omission was made in conformity with information provided to us by the selling stockholders.

Other Relationships

Underwriters, dealers and agents, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of their businesses. This includes commercial banking and investment banking transactions. In connection with the distribution of the offered securities, we may enter into swap or other hedging transactions with, or arranged by, the underwriters, dealers or agents, or their affiliates. These underwriters, dealers or agents, or their affiliates, may receive compensation, trading gain or other benefits from these transaction. We will describe any such relationship in any prospectus supplement naming such underwriter, dealer or agent.

Stabilization Activities

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities listed on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of offered securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq Capital Market. Any shares of common stock offered hereunder will be listed on the Nasdaq Capital Market, or such other exchange or market on which the common stock is listed at the time of such offering. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Compensation

In compliance with the guidelines of Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities registered hereunder will be passed upon for us by McGuireWoods LLP, New York City, New York.

EXPERTS

The financial statements of Professional Diversity Network, Inc., appearing in Professional Diversity Network, Inc.'s annual report on Form 10-K for the year ended December 31, 2013, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by us in connection with the issuance and distribution of the securities described in this registration statement.

SEC registration fee		$14,861
Printing fees and expenses		*
Legal fees and expenses		*
Accountants’ fees and expenses		*
Miscellaneous expenses		*
Total	$	*

* These fees are calculated based on the securities offered and the number of issuances, and accordingly, cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses in connection with any offering of securities.

The expenses set forth above relate solely to the preparation and filing of this registration statement. We may incur additional expenses in connection with any offering of the securities registered hereunder.

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of Section 145 of the DGCL.

Article VII of the Company’s certificate of incorporation and Article VIII of the Company’s bylaws provide for indemnification to the fullest extent authorized by the DGCL for any person who is or was a party or threatened to be made a party to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of the Company or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, employee or agent of any other enterprise. Such indemnification is provided only if the director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

The foregoing is only a general summary of certain aspects of the DGCL, the Company’s certificate of incorporation and the Company’s bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL, Article VII of the Company’s certificate of incorporation and Article VIII of the bylaws of the Company.

Pursuant to the Company’s certificate of incorporation and bylaws, the Company may maintain a directors’ and officers’ insurance policy which insures the directors and officers of the Company against liability asserted against such persons in such capacity whether or not the Company would have the power to indemnify such person against such liability under the DGCL.

Item 16.        Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.        Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; or

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(e)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on February 6, 2015.

PROFESSIONAL DIVERSITY NETWORK, INC.

By:	/s/ David Mecklenburger
David Mecklenburger
Chief Financial Officer and Secretary
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below and on the following page constitutes and appoints each of David Mecklenburger and Christopher Wesser as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that any said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

*	February 6, 2015
James Kirsch Chief Executive Officer and Chairman of the Board (principal executive officer)

/s/ David Mecklenburger	February 6, 2015
David Mecklenburger Chief Financial Officer and Secretary (principal financial officer and principal accounting officer)

*	February 6, 2015
Star Jones President and Director

*	February 6, 2015
Matthew Proman Executive Vice President, Chief Operating Officer and Director

*	February 6, 2015
Donna Brazile Director

*	February 6, 2015
Barry Feierstein Director

*	February 6, 2015
Daniel Marovitz Director

*	February 6, 2015
Stephen Pemberton Director

*	February 6, 2015
Andrea Sáenz Director

*	February 6, 2015
Randi Zuckerberg Director

* /s/ David Mecklenburger	February 6, 2015
David Mecklenburger as attorney-in-fact

Exhibit Index

Exhibit Number	Description of Exhibit

1.1	Form of underwriting or purchase agreement *

3.1	Amended and Restated Certificate of Incorporation of the Company, as amended, incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed November 14, 2014

3.2	Bylaws of the Company, as amended, incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q filed November 14, 2014

4.1
Specimen stock certificate of the Company, incorporated by reference to Exhibit 4.1 of Amendment No. 12 to the Company’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on February 28, 2013

4.2	Form of indenture **

4.3	Form of deposit agreement *

4.4	Form of depositary receipt *

4.5	Form of rights agent agreement *

4.6	Form of rights certificate *

4.7	Form of warrant agreement *

4.8	Form of unit agreement *

4.9	Form of unit certificate *

5.1	Opinion of McGuireWoods LLP **

23.1	Consent of Marcum LLP

23.2	Consent of McGuireWoods LLP (included in Exhibit 5.1) **

24.1	Powers of Attorney (included on the signature page to the original registration statement previously filed with the SEC on December 31, 2014)

*  To be filed by amendment or as an exhibit to a report filed pursuant to the Exchange Act, and incorporated by reference.

** Previously filed.